EXHIBIT A TO SCHEDULE 13D

        Agreement Relating to the Filing of Joint Statements Pursuant to Rule 13d-1(k)

   Pursuant to Rule 13d-1(k)(1)(iii) of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, the undersigned agree that the Schedule 13D/A to which this Exhibit is attached is filed on their behalf in the capacities set out herein below.

   Dated as of April 2, 2008.


                                 ONE INVESTMENTS, LLC.



                                 By:   /s/ Douglas M. Kratz
                                       -----------------------
                                 Name: Douglas M. Kratz
                                 Its:  Chairman



                                 /s/ Douglas M. Kratz
                                 -----------------------------
                                 Douglas M. Kratz




                                 /s/ Perry B. Hansen
                                 -----------------------------
                                 Perry B. Hansen